UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

Yinfu Gold Corporation
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Suite 2313, Dongfang Science and Technology Mansion, Nanshan District, Shenzhen, China 518000

 (Address of Principal Executive Offices) (Zip Code)

86)755-8316-0998

Registrant’s telephone number, including area code

 __________________________________________________

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into Definitive Agreements

On February 10, 2023, the Board of Directors of Yinfu Gold Corporation (the Company”), formally confirmed and approved to raise proceeds in cash from non-public issue of common shares. According to the Resolutions, the Company raised proceeds of US$120,000 (with par value of US$0.001 each) and issue 120,000,000 shares (the lock-up period is 1 years) to the targeted subscribers.

On February 14, 2023, the Company entered into Subscription Agreements for Placement of Shares with the seven targeted subscribers pursuant to the above Resolutions. As of the filling date, the Company received the proceeds of $120,000 as working capital.

These common shares became effective from February 22, 2023 as follows.

Issued Common Stocks
Certificate ID	Certificate #	Name	Restriction	Shares
001-285-901	BAL 303	Bo Shaorong	Rule 144	28,400,000
001-285-902	BAL 304	Chen Qiang	Rule 144	59,800,000
001-285-903	BAL 305	Wang Xian	Rule 144	100,000
001-285-904	BAL 306	Liu Leigang	Rule 144	100,000
001-285-905	BAL 307	Sun Ming	Rule 144	100,000
001-285-906	BAL 308	Bai Chengwei	Rule 144	100,000
001-285-907	BAL 309	LAI, Hai Ying	Rule 144	31,400,000
	Total of Shares			120,000,000

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.22	Subscription Agreement for Private Placement of Shares with Bo Shaorong.
Subscription Agreement for Private Placement of Shares with Chen Qiang.
Subscription Agreement for Private Placement of Shares with LAI, Hai Ying.
Subscription Agreement for Private Placement of Shares with Bai Chengwei.
Subscription Agreement for Private Placement of Shares with Liu Leigang.
Subscription Agreement for Private Placement of Shares with Wang Xian.
Subscription Agreement for Private Placement of Shares with Sun Ming.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023

YINFU GOLD CORPORATION

/s/ Jiang Libin
Jiang Libin
President, Chief Executive Officer, Director

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